UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2007
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 18, 2007, NeuStar, Inc. (the “Company”) was notified by the U.S. Department of Commerce (the “DOC”) that the Company has been awarded the contract (the “.us Contract”) to serve as the operator of the .us Internet domain registry. The Company has been serving as the operator of the .us Internet domain registry since October 2001 under a previously awarded contract by the DOC.
The .us Contract allows the Company to provide .us Internet domain name registration services to domain name registrars, who pay the Company on a per-name basis. The .us Contract will commence at the expiration of the Company’s existing contract to serve as the operator of the .us Internet domain registry, which will occur on October 25, 2007. The .us Contract has an initial term of three years and has two one-year options exercisable by the DOC.
In addition to provisions regarding the contractual requirements for the operator of the .us Internet domain registry, the .us Contract also contains customary terms for a government contract of this type, including indemnification, confidentiality, dispute resolution provisions and the incorporation by reference of numerous provisions of the Federal Acquisition Regulation.
Item 7.01. Regulation FD Disclosure
On October 22, 2007, NeuStar, Inc. issued a press release announcing that the company had been awarded the .us Contract. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated October 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2007	NEUSTAR, INC.
	By:	/s/ Jeffrey A. Babka
		Name:	Jeffrey A. Babka
		Title:	Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of NeuStar, Inc., dated October 22, 2007.